Exhibit 5.1

CONYERS DILL & PEARMAN 29th Floor One Exchange Square 8 Connaught Place Central Hong Kong T +852 2524 7106 | F +852 2845 9268 conyers.com

7 October 2025

Matter No.: 1011055/111247927

852 2842 9530

Richard.hall@conyers.com

852 2842 9522

Michael.Yu@conyers.com

Skillful Craftsman Education Technology Limited

7th Floor, West Lobby, Building 7B

Shenzhen Bay Science and Technology Ecological Park

Nanshan District, Shenzhen,

Guangdong Province, China 518063

Dear Sir/ Madam,

Re: Skillful Craftsman Education Technology Limited (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with a registration statement on form F-3 filed with the U.S. Securities and Exchange Commission (the “Commission”) on or around the date hereof (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), relating to the shelf registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of (i) ordinary shares, par value US$0.0002 each (“Ordinary Shares”, which term includes any ordinary shares to be issued pursuant to the conversion, exchange or exercise of any other Securities), (ii) preference shares, par value US$0.0002 each (“Preference Shares”, which term includes any preference shares to be issued pursuant to the conversion, exchange or exercise of any other Securities), (iii) warrants of the Company to purchase the Ordinary Shares in one or more series (“Warrants”), (iv) subscription rights to purchase Ordinary Shares (“Subscription Rights”), and (v) units comprised of one or more of the Ordinary Shares, Preference Shares, Warrants, Subscription Rights, or any combination thereof (“Units”, together with the Warrants and Subscription Rights but excluding any Ordinary Shares or Preference Shares forming part of a Unit, the “non-Equity Securities”, and collectively with the Ordinary Shares and Preference Shares, the “Securities”) described in the Registration Statement in any combination.

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined a copy of the following document:

1.1.	the Registration Statement.

We have also reviewed copies of:

1.2.	the certificate of incorporation, and the Amended and Restated Memorandum and Articles of association of the Company;

1.3.	resolutions in writing signed by all the directors of the Company and dated 6 October 2025 (the “Resolutions”);

1.4.	a certificate of good standing issued by the Registry of Companies of the Cayman Islands and dated 3 October 2025 (the “Certificate Date”); and

1.5.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the capacity, power and authority of each of the parties to the definitive agreements relating to the non-Equity Securities (the “Non-Equity Securities Agreements”) other than the Company, to enter into and perform its respective obligations under the Non-Equity Securities Agreements;

2.4.	the due execution and delivery of the Non-Equity Securities Agreements by each of the parties thereto, other than the Company, and the physical delivery thereof by the Company with an intention to be bound thereby;

2.5.	the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us;

2.6.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.7.	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.8.	that on the date of allotment (where applicable) and issuance of any Securities the Company is, and after any such allotment and issuance the Company is and will be able to, pay its debts;

2.9.	that the applicable purchase, underwriting, or similar agreement and any other agreement or other document relating to any Securities to be offered and sold will be valid and binding in accordance with its terms pursuant to its governing law;

2.10.	that neither the Company nor any of its shareholders is a sovereign entity of any state and none of them is a subsidiary direct or indirect of any sovereign entity or state;

2.11.	that the Company will issue the Securities in furtherance of its objects as set out in its memorandum of association;

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2.12.	that the memorandum and articles of association of the Company will not be amended in any manner that would affect the opinions expressed herein;

2.13.	that the Company will have sufficient authorised shares available to issue under its memorandum of association to effect the issue of any Ordinary Shares or Preference Shares (as the case may be) at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any non-Equity Securities;

2.14.	the Company has not taken any action to appoint a restructuring officer;

2.15.	that the form and terms of any and all non-Equity Securities, the issuance and sale of any Securities by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the memorandum and articles of association of the Company nor any applicable law, regulation, order or decree in the Cayman Islands;

2.16.	that no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Securities;

2.17.	that all necessary corporate action will be taken to authorise and approve any issuance of Securities, the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement, will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto;

2.18.	that the non-Equity Securities to be offered and sold will be valid and binding in accordance with their terms pursuant to the applicable governing law;

2.19.	that the issuance and sale of and payment for the Securities will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the board of directors of the Company and/or where so required, the shareholders of the Company and the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto);

2.20.	that, upon the issue of any Ordinary Shares or Preference Shares (as the case may be), the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof; and

2.21.	the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the Commission.

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3.	QUALIFICATIONS

3.1.	The obligations of the Company in connection with any offer, issuance and sale of any Securities:

(a)	will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium, bribery, corruption, money laundering, terrorist financing, proliferation financing or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions;

(b)	will be subject to statutory limitation of the time within which proceedings may be brought;

(c)	will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available;

(d)	may not be given effect to by a Cayman Islands court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty;

(e)	in the case of any applicable purchase, underwriting, or similar agreement and any other agreement or other document relating to the issue of any Ordinary Shares or Preference Shares (as the case may be), may be subject to the Common Law rules that damages against the Company are only available where the purchaser of such Ordinary Shares or Preference Shares (as the case may be) rescinds such agreement; and

(f)	may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the exclusive or non-exclusive jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands against the Company under the Securities if there are other proceedings in respect of the Securities simultaneously underway against the Company in another jurisdiction.

3.2.	We express no opinion as to the enforceability of any provision of any document which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Company.

3.3.	We express no opinion as to the meaning, validity or effect of any references to foreign (non-Cayman Islands) statutes, rules, regulations, codes, judicial authority or any other promulgations and any references to them in the Non-Equity Securities Agreements. We have not reviewed any of the Non-Equity Securities Agreements to be issued thereunder and our opinions are qualified accordingly.

3.4.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for your benefit and use in connection with the matter described herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

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4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

4.2.	Upon the due issuance of any Ordinary Shares or Preference Shares (as the case may be), and payment of the consideration therefor, such Ordinary Shares or Preference Shares (as the case may be) will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

4.3.	Upon the due issuance of any non-Equity Securities by the Company and payment of the consideration therefor, such non-Equity Securities will be validly issued and constitute legal, valid and binding obligations of the Company in accordance with the terms thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Legal Matters” and “Enforcement of Civil Liabilities” in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/Conyers Dill & Pearman
Conyers Dill & Pearman

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